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                                                                Exhibit 10.8.2.2

           FIRST AMENDMENT TO GOOGLE SERVICES AGREEMENT AND ORDER FORM

This First Amendment to Google Services Agreement and Order Form ("AMENDMENT"), dated July 26, 2004 ("AMENDMENT EFFECTIVE DATE"), revises the Google Services Agreement (the "GSA") and Google Services Agreement Order Form (the "ORDER FORM") executed by the Ask Jeeves UK Partnership (and assigned to Ask Jeeves Europe Limited) and Google Inc. (formerly Google Technology Inc.) (each a "Party" and collectively the "Parties") on May 15, 2003 (collectively, the GSA and Order Form, the "AGREEMENT"). All capitalized terms used but not defined in this Amendment, shall have the same meaning as such capitalized terms in the
Agreement:

1. All references in the Agreement to "Google Technology Inc." shall be replaced with -"Google Inc." and all references hereunder to Google shall refer to Google Inc.

2. Pursuant to Section 2.4 of the GSA and the amendment of the data provisions in the US Agreement as of the date herewith, the parties hereby agree to delete Section 2.4 and insert the following The parties agree that, as between Customer and Google, (1) any data or information sent by Customer to Google prior to or during the Term, including without limitation data or information submitted as Queries to Google, shall remain the sole and exclusive property of Customer, [*], Google shall only use such data and information in connection with the fulfillment of Google's obligations hereunder, and (2) any data or information collected by Google from [*] shall remain the sole and exclusive property of Google; provided that Google may only disclose such data in accordance with [*]. Any data or information collected by Customer from [*] shall remain the sole and exclusive property of Customer. Customer considers [*] collected by Google or sent to Google by Customer to be Customer proprietary information and Google agrees it shall not utilize such [*] and shall not disclose such data to any of [*], provided that Google may use any such data in [*].

Notwithstanding anything to the contrary in this Agreement, Google may track the performance of [*] to measure the [*]. In addition, Google may share the results of any such [*] with any [*] who is participating in the [*] (solely with respect to the results of such [*]); provided, however, that Google shall ensure that prior to any [*] disclosure, the [*] has signed an agreement with Google with confidentiality obligations that are not materially less protective of Customer's confidentiality rights than the confidentiality terms of this Agreement, and which shall prohibit disclosure of confidential information to any third parties."

3.    The second sentence of Section 8.1 of the Agreement is hereby deleted.

4. The parties agree to revise Exhibit B ("Service Level Guidelines") as follows: (i) delete the reference to "Mountain View, California, U.S.A." in the first sentence of Section 2 ("Service Availability") entirely and replace it with "Ireland"; and (ii) delete the second sentence of Section 4 ("[*]") in its entirety and replace it with the following: ""[*]" is measured as the [*] between [*] and [*]."

5. In connection with Exhibit C ("Services Fees") of the Agreement, the parties agree to delete Section 2(ii) in its entirety and replace it as follows:

A. For the period from the first day of the first full calendar month following the Amendment Effective Date to [*], Section 2(ii) of Exhibit C shall read as follows:

      "(ii) Commencing on the first day of the calendar month following the launch of the Services on the Site and continuing through the [*] of the Initial Services Term (i.e., through [*]), each month Google shall pay Customer either the Customer's share of Net Ad Revenues or the [*] (the "MONTHLY PAYMENT") as described herein by the last day of the calendar month following the calendar month in which the Results Sets were displayed. No Monthly Payment shall be

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      payable by Google to Customer during [*] of the Term ([*]), except as described in Section 2(iii) of this Exhibit C. In the future, Google may request that Customer provide Google with invoices in connection with payments as a result of changes in Google's policies or applicable law. Payments to Customer (if by wire transfer) shall be made pursuant to the wire transfer instructions specified on the Order Form. As used in this
      Section 2(ii), "NET AD REVENUES" means with respect to a calendar month during the Term, the gross billed ad revenues from the [*] minus:

            (i) For those [*], [*] of gross billed ad revenues from the [*] (as defined below); or

            (ii) For those [*], [*] of gross billed ad revenues from the [*] (as defined below), plus [*] of gross billed ad revenues generated from the display of such [*]. For the avoidance of doubt, Net Ad Revenues shall in no event include any revenues related to [*]. "DEDUCTIONS" includes items such as [*].

      Customer is responsible for any U.S. withholding taxes that are imposed on payments from Google Inc. to Customer. In addition, Customer shall have no right to employ the Google Services on any Web site or other property in [*] or [*] without the prior written consent of Google and such consent shall be conditioned on the parties written agreement with respect to appropriate tax terms applicable in those two countries."

B. For the period from [*] to 31 December 2007, the parties agree as follows:

            (a) Section 1.A(ii) of Exhibit C shall be null and void (including the definition of "[*]") and Google shall have no obligations with respect to any [*] as described therein. As a result, the Monthly Payment Google shall be obligated to pay Customer through the end of the Term will include only Customer's share of the Net Ad Revenues (and not any [*]) generated from the [*].

            (b) Section 2(ii) of Exhibit C shall read as follows:

      "(ii)(1) Customer and Google agree that each calendar month during the Term, Google shall pay Customer: (i) [*] of the Net Ad Revenue (defined below) generated from [*]. Notwithstanding anything in the Agreement to the contrary, Google shall not be liable for payment in connection with any amounts which result from [*] or [*], as reasonably determined by Google; provided that in the event there is a discrepancy of [*] or more between Customer's measurement of [*] or [*] and Google's measurement of [*]or [*], the parties agree to work in good faith to resolve such discrepancy. "NET AD REVENUE" means, with respect to a calendar month during the Term, the Gross Revenue generated during a calendar month minus the total amount of Deductions [*] for such month, where for purposes of this Agreement, the total amount of Deductions shall be deemed to equal [*] of the total Gross Revenue generated during such month; provided, however, that Net Ad Revenue shall in no event include any revenues related to [*]. "DEDUCTIONS" shall mean the aggregate amount of [*] each calendar month during the Term with respect to the Services provided herein, which for purposes of this Agreement shall be deemed to equal [*]. "ADDITIONAL DEDUCTIONS" shall mean costs of up to [*] that Google may add to Deductions pursuant to the requirements for [*]. For the avoidance of doubt, the total aggregate amount of deductions that Google may subtract from Gross Revenue is the sum of Deductions and Additional Deductions, as applicable. "GROSS REVENUE" shall mean the revenue generated by the [*] minus [*] fees and [*] fees; provided that, for purposes of clarification, these fees shall only include fees paid by Google to [*] that are directly attributable to the [*] and shall exclude all other fees or expenses including, without limitation, those related to improving Google's operations. For any [*] as to which Google shall [*], subject to applicable [*], Google shall provide Customer with [*]. Google agrees that it will make commercially reasonable efforts to [*]. To the extent that any [*] as described in the preceding sentence then Google shall otherwise provide Customer with [*].

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      (2) Commencing as of the [*] following [*]), Google shall [*] to add [*]
      to [*], and [*] as follows:

      Definitions: For purposes of this Exhibit C, the following terms shall have the following meanings: "[*]" means the [*]. "[*]" means, for any applicable [*], the average [*] on the [*] during such [*]. "[*]" or "[*]" shall, for any applicable [*], equal the [*] between the [*] in each of the [*] as compared to the [*] for each respective [*], calculated as follows:

      [*]

      "[*]" shall mean for any [*], the [*] for the corresponding [*] by the [*], calculated as follows:

      [*]

      [*]. In order to [*] above [*] by [*], Google must provide Customer with [*]") stating that there has been [*], [*] or [*] to the [*] after the [*] such that the [*] in connection therewith will be [*] (such [*], [*] or [*] being a "[*]," and such [*]"). Google shall have the right to [*] to Customer at any time following a [*] and any [*] shall be effective (A) in the [*] that is immediately [*], if Customer receives such [*] on or before the [*], or (B) in the [*] that is immediately [*], if Customer receives such [*] after the [*] (a [*] during which [*] become effective, an "[*]"). The [*] shall include a general description of the Cost Event and shall specify [*]. Google shall thereafter be [*], provided that (i) in no event shall a [*], [*] or [*] to the [*], and (ii) Google may not [*] that Google [*], and did not include in [*] to its [*]. Beginning the [*] that Google [*], Google will provide Customer a [*] not later than the [*].

      [*] to Customer. With respect to each [*], "[*]" means such [*] by the [*] for the [*] by the [*] for the [*].

      [*]. Beginning with the [*] and continuing for [*], Google shall be permitted to [*] (as calculated above), provided that the [*]") shall not [*] and the following [*] (the "[*]"): [*] by an amount determined by [*] for the [*]; provided that in no event shall the [*] determined by [*] for any [*] be less than [*]. Following the [*], in the event that Customer has [*] that that the [*] for any [*] is less than the [*] used in the calculation of the [*] then upon [*] Google shall [*] the following [*] (an "[*]"): [*] by an amount determined by [*] for such [*]. In the event that an [*] is less than (a) [*], if there has been no [*], or (b) the [*], then the [*] shall be [*], if necessary, such that the [*] are [*]. In the event that an [*] is greater than (c) [*], if there has been no [*], or (b) the [*], then Google shall have the right to [*] such that the [*] are [*]; provided that Google shall provide Customer with information, [*]. For the avoidance of doubt, Google shall have the right, [*], to [*] without [*] and, if applicable, [*] in accordance with the foregoing; provided that Google shall provide Customer with information, [*]. Notwithstanding anything to the contrary in this Agreement, in no event shall [*] apply in [*] and further, [*] shall only apply if [*] (in accordance with the requirements set forth above in this paragraph) on or prior to the [*].

      For illustrative purposes, assume that the [*] in which Google is permitted to [*] and assume the following facts:

      [*] (the [*] prior to the [*]):

            [*]

      [*] (the [*] of the [*]):

            [*]

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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      [*]

      (3) Customer is responsible for any U.S. withholding taxes that are imposed on payments from Google Inc. to Customer. In addition, Customer shall have no right to employ the Google Services on any Web site or other property in [*] or [*] without the prior written consent of Google and such consent shall be conditioned on the parties written agreement with respect to appropriate tax terms applicable in those two countries."

6. Dispute Resolution Procedure. Google and Customer will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement (each a "DISPUTE") between the parties related to this Agreement. With respect to a Dispute related to any Cost Event or Additional Deduction ("COST EVENT DISPUTE"), if the parties cannot promptly resolve a Cost Event Dispute within ten (10) days after written notice is provided from one party to another of the existence of such Cost Event Dispute, the Cost Event Dispute will be submitted to the Management Committee (defined below) for resolution. For ten (10) days following submission of the Cost Event Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Cost Event Dispute. If the Management Committee is unable to amicably resolve the Cost Event Dispute during the ten-day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Cost Event Dispute. In the event the Management Committee elects not to retain a mediator, then either party shall be free to pursue other courses of action as it deems necessary. "MANAGEMENT COMMITTEE" will mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Cost Event Disputes under this Section 6 of this Amendment and generally overseeing the relationship between the Parties contemplated by this Agreement. Notwithstanding the foregoing, if mediation of the Dispute fails to resolve the Cost Event Dispute (or if the Management Committee elects not to mediate the Cost Event Dispute), such Cost Event Dispute shall be finally settled by binding arbitration in Santa Clara, California under the Commercial Rules of the American Arbitration Association by one arbitrator appointed in accordance with the rules. The arbitrators' decision award may be entered in any court of competent jurisdiction. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Cost Event Dispute unless and until the Parties have been unable to resolve the Cost Event Dispute as set forth in this
Section 6.

7. Display Requirements. For the period from [*] to 31 December 2007, the parties agree as follows:

            A.    The first sentence of Section 1.2.2 is deleted.

            B. The section of the Order Form entitled "Google Sponsored Links Program (GSLP)" is modified as follows:

                  i.    "[*]" is deleted and replaced with

                        "[*]"

                  ii.   "[*]" is hereby deleted and replaced with "[*]."

8. [*]. The parties agree that, from the GSA Effective Date to the end of the Initial Services Term, the [*] listed in [*] shall include successors and assigns.

9. The section of the Order Form entitled "Initial Services Term" is hereby deleted and replaced with the following:

"INITIAL SERVICES TERM. From GSA Effective Date to 31 December 2007."[*] 10. Upon execution of this Amendment, the parties shall attach this Amendment to the Agreement and Order Form. The Amendment shall be effective as of the Amendment Effective Date.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Acknowledged and Agreed to:

GOOGLE INC.

/s/ Joan Braddi
------------------------------------------------
Signature

Joan Braddi, VP Search Services
------------------------------------------------
Printed name and title of authorized signatory

1600 Amphitheatre Parkway
Mountain View, CA 94043
USA

ASK JEEVES EUROPE LIMITED

/s/ Scott Bauer
-----------------------------------------------
Signature

  Scott Bauer, Director
-----------------------------------------------
Name and title of authorized signatory

29, Earlsfort Terrace
Dublin, 2
Ireland

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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